UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2007

iStar Financial Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Revolving Credit Facility:

On June 26, 2007, iStar Financial Inc. entered into a revolving credit agreement with J.P. Morgan Securities Inc. and Banc of America Securities Inc., as joint lead arrangers and joint bookrunners, and various other agents and lenders party thereto, with a maximum facility amount not to exceed $1,200,000,000.  The commitments under the credit agreement will mature on June 25, 2012.  The credit agreement permits borrowings in multiple currencies.  Outstanding borrowings will bear interest at a floating rate based upon one of several base rates which will vary depending upon the currency of the borrowing, plus a margin which adjusts upward or downward based upon iStar’s corporate credit rating.  The credit agreement contains customary representations, warranties and covenants.  In addition, the credit agreement contains certain financial covenants including, net worth covenants, a fixed charge coverage ratio and an unencumbered assets covenant.  Non-US dollar borrowings under the credit agreement will be initially guaranteed by subsidiaries of iStar that hold exclusively foreign assets.

Interim Financing Facility:

On June 26, 2007, iStar entered into a 364-day interim financing facility with J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, and various other agents and lenders party thereto, in the amount of $2,000,000,000.  The proceeds of the loan will be used to fund a portion of the acquisition costs for iStar’s acquisition of the commercial real estate lending business and existing portfolio of Fremont General Corporation.  The interim financing facility contains customary representations, warranties and covenants, including net worth covenants, a fixed coverage ratio and an unencumbered assets covenant.

Amended Credit Facility:

On June 26, 2007, iStar also entered into a first amendment to its $2.2 billion amended and restated revolving credit agreement dated as of June 28, 2006, with J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners, and various other agents and lenders party thereto.  The first amendment conforms various provisions, including the covenants and events of defaults, of the original amended and restated $2.2 billion revolving credit agreement to the comparable provisions of the new $1.2 billion revolving credit agreement entered into on June 26, 2007.  Non-US dollar borrowings under the $2.2 billion credit agreement will be initially guaranteed by subsidiaries of iStar that hold exclusively foreign assets.

The foregoing descriptions are not complete and are qualified in their entirety by reference to the credit agreement, interim financing facility and the first amendment which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Section 2-Financial Information

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed in Item 1.01 above, effective June 26, 2006, iStar entered into a revolving credit agreement, an interim financing facility and the first amendment to its existing amended and restated revolving credit facility.  The information reported in Item 1.01 above is incorporated herein by reference.

Section 9-Financial Statements and Exhibits

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Revolving Credit Agreement dated as of June 26, 2007.
10.2	364-Day Credit Agreement dated as of June 26, 2007.
10.3	First Amendment dated as of June 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date:	July 2, 2007	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date:	July 2, 2007	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Revolving Credit Agreement dated as of June 26, 2007.
10.2	364-Day Credit Agreement dated as of June 26, 2007.
10.3	First Amendment dated as of June 26, 2007.